EXHIBIT 4.3

Dated	11 MAR 2011

(1)   Shareholders as listed on Schedule One

(2)   Dragon Bright Mintai Botanical Technology Company Limited

(3)   Dragon Bright Mintai Botanical Technology (Cayman) Limited

SHARE SWAP AGREEMENT

THIS AGREEMENT is made this	11 MAR 2011

BETWEEN:

(1)	Shareholders as listed on Schedule One hereof (individual as “Shareholder” and collectively as “Shareholders”);

(2)
Dragon   Bright   Mintai   Botanical   Technology   Company   Limited,   a   company incorporated in Hong Kong, whose registered office is situated at 14/F., Teda Building, 87 Wing Lok Street, Hong Kong (“Dragon Bright HK”); and

(3)
Dragon   Bright   Mintai   Botanical   Technology   (Cayman)   Limited,   a  company incorporated in Cayman Islands, whose registered office is situated at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Dragon Bright Cayman”).

WHEREAS:

(A)	Each of the Shareholders beneficially owns the number of shares in the capital of Dragon Bright HK opposite his/her name as listed on Schedule One hereof .

(B)	The existing group structure is as shown on Schedule Two.

(C)
As part of the re-organization for the purpose of quoting the shares of Dragon Bright Cayman on OTCBB of the United States of America, the parties hereof have agreed to enter  into  this  Share  Swap  Agreement  in  the  manner  set  out  hereinafter.  The reorganisation shall  involve  the  Shareholders  of Dragon  Bright  HK as transferor and Dragon  Bright  Cayman as  transferee  for  the  transfer  of  the  entire  issued  capital  of 521,450,000 shares in Dragon Bright HK  to Dragon Bright Cayman in return in 1 to 1 exchange ratio for Dragon Bright Cayman to  allot and issue 521,450,000 new shares (including the 1 shares issued to HO, Lai Lai Anita), credited as fully paid at par, to the Shareholders as a consideration for the transfer of their entire interests in Dragon Bright HK and its subsidiaries and associates.

After  the  reorganization  hereof,  Dragon  Bright  Cayman  shall  become  the  holding company of the group and the group structure shall be as shown on Schedule Three.

THIS IS HEREBY AGREED THAT:-

(1)
Under and subject to the terms of this Agreement, the Shareholders shall transfer all their shares in the share capital in Dragon Bright HK to Dragon Bright Cayman, free form all liens, charges, security interest, encumbrances and adverse claims and with all the rights  now  or  hereinafter  attached  or  accrued  thereto  as  from  the  date  of  signing  of  this Agreement.

(2)
The consideration from Dragon Bright Cayman to the Shareholders shall be satisfied by the issue of the equal respective number of shares that each Shareholder owns in Dragon Bright HK, at par of the share capital of Dragon Bright Cayman credited as fully paid (including the 1 share issued to HO, Lai Lai Anita).

COMPLETION

(3)	Completion shall take place upon signing of this Agreement:

(i)
Each Shareholder shall deliver his respective duly executed instrument of transfer and contract note in respect of his shares in Dragon Bright HK, in favour of Dragon Bright Cayman together with the original of the relevant share certificate.

(ii)	Each Shareholder shall deliver a duly signed application for allotment of his respective shares in Dragon Bright Cayman.

(iii)	Certified true copy of respective board minute of Dragon Bright HK, Dragon Bright Cayman, and those Shareholders which are corporate shareholders, approving the transaction of this Agreement.

FULL EFFECT

All the provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

FURTHER ASSURANCE

Notwithstanding Completion, each of the parties hereto shall sign or execute any document or do any deed, act or things as may reasonably be requested by the other parties hereto to give full force and effect to the terms of this Agreement and the transactions contemplated hereunder.

COUNTERPARTS

This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which when executed shall constitute an original and all of which when taken together shall constitute one and the same document.

COSTS, EXPENSES AND OTHERS
Each party shall bear its own legal and professional fees, costs and expenses incurred in connection with this Agreement and any documents to be executed hereunder.

ENTIRE AGREEMENT

This Agreement sets forth the entire agreement and understanding between the parties or any of them in relation to the transactions contemplated by this Agreement and supersedes and cancels in all respects all previous agreements, letters of intent, correspondence, understandings, agreements and undertakings (if any) between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

GOVERNING LAW

This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED by	)
For and on behalf of	)	/S/ HO Lai Lai Anita
HO Lai Lai Anita	)
in the presence of: /S/ Cherie SE	)

SIGNED by	)
LI Xuchang	)	/S/ LI Xuchang
in the presence of: /S/ PUN Chi Hong	)

SIGNED by CHAN Keung	)
CHINA AGRI-TECH HOLDINGS LIMITED	)	/S/ CHINA AGRI-TECH HOLDINGS
in the presence of: /S/ Randy CHUNG	)	LIMITED

SIGNED by CHUA Antonio	)
For and on behalf of	)	/S/ MILLION MAX LIMITED
MILLION MAX LIMITED	)
in the presence of: -)
SIGNED by	)

SIGNED by	)
ANG Chi Hung Philip	)	/S/ ANG Chi Hung Philip
in the presence of: /S/ Randy CHUNG	)

SIGNED by	)
ANG Stanley	)	/S/ ANG Stanley
in the presence of: /S/ Vivi Lee	)

SIGNED by	)
CHANG Cho Po	)	/S/ CHANG Cho Po
in the presence of: /S/ Cherie SE	)

SIGNED by	)
JIAO Dongsheng	)	/S/ JIAO DongSheng
in the presence of: /S/ PUN Chi Hong	)

SIGNED by	)
Keneth C GOYENA	)	/S/ Keneth C GOYENA
in the presence of: /S/ PUN Chi Hong	)

SIGNED by	)
LEE Yick Kam	)	/S/ LEE Yick Kam
in the presence of: /S/ PUN Chi Hong	)

SIGNED by	)
For and on behalf of	)	/S/ ZHONG Cheng
ZHONG Cheng	)
in the presence of: /S/ PUN Chi Hong	)

SIGNED by	)
HWANG Yau Man	)	/S/ HWANG Yau Man
in the presence of: /S/ Vivi LEE	)

SIGNED by	)
HWANG Kennen	)	/S/ HWANG Kennen
in the presence of: /S/ PUN Chi Hong	)

SIGNED by	)
KOU Shaun	)	/S/ KOU Shaun
in the presence of: /S/ Cherie SE	)

SIGNED by	)
MA Cho Lik	)	/S/ MA Cho Lik
in the presence of: /S/ PUN Chi Hong	)

SIGNED by	)
CHIN Wai Chi	)	/S/ CHIN Wai Chi
in the presence of: /S/ PUN Chi Hong	)

SIGNED by	)
TSOI Chi Chuen Cheney	)	/S/ TSOI Chi Chuen Cheney
in the presence of: /S/ Randy CHUNG	)

SIGNED by	)
POON Kin Heung	)	/S/ POON Kin Heung
in the presence of: /S/ Vivi LEE	)

SIGNED by	)
TSANG Wai Chun Marianna	)	/S/ TSANG Wai Chun Marianna
in the presence of: /S/ Miki Tsang	)

SIGNED by	)
LAM Wing Ho Neves	)	/S/ LAM Wing Ho Neves
in the presence of: /S/ PUN Chi Hong	)

SIGNED by	)
HON Sheung	)	/S/ HON Sheung
in the presence of: /S/ PUN Chi Hong	)

SIGNED by	)
TSOI Chi Hung	)	/S/ TSOI Chi Hung
in the presence of: /S/ PUN Chi Hong	)

SIGNED by MAK Stella So Man	)
WEALTH VANTAGE INTERNATIONAL	)	/S/ WEALTH VANTAGE
LIMITED	)	INTERNATIONAL LIMITED
in the presence of: /S/ Randy CHUNG	)

SIGNED by HO Lai Lai Anita	)
For and on behalf of	)	/S/ DRAGON BRIGHT MINTAI
Dragon Bright Mintai Botanical Technology	)	BOTANICAL TECHNOLOGY
Company Limited	)	COMPANY LIMITED
in the presence of: /S/ PUN Chi Hong

SIGNED by HO Lai Lai Anita	)
For and on behalf of	)	/S/ DRAGON BRIGHT MINTAI
Dragon Bright Mintai Botanical Technology	)	BOTANICAL TECHNOLOGY
(Cayman) Limited	)	(CAYMAN) LIMITED
in the presence of: /S/ Cherie SE	)